                                                                Exhibit 99(e)(1)

                                      FORM
                                       OF
                             DISTRIBUTION AGREEMENT

     AGREEMENT made as of                           , between Undiscovered
Managers Funds (the "Trust"), having its principal place of business at 522 Fifth Avenue, New York, NY 10036, and J.P. Morgan Fund Distributors, Inc. ("Distributor"), having its principal place of business at 3435 Stelzer Road, Columbus, OH 43219.

     WHEREAS, the Company is an open-end management investment company, organized as a Massachusetts business trust or a Delaware business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, Distributor is acting as the distributor of the shares of beneficial interest ("Shares") of each of the investment portfolios of the Company set forth in Schedule A (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties agree as follows:

     1.   SERVICES AS DISTRIBUTOR.

          1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Company then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

          1.2 Distributor agrees to use best efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation; provided, however, that all sales and marketing materials shall have been approved by the Company. The Company understands that Distributor's affiliates are now and may in the future be the distributor of the shares of several investment companies or series (together, "Investment Companies") including Investment Companies having investment objectives similar to those of the Company. The Company further understands that investors and potential investors in the Company may invest in shares of such other Investment Companies. The Company agrees that Distributor's and/or its affiliates' duties to such Investment Companies shall not be deemed in conflict with their duties to the Company under this paragraph 1.2.

          Except as provided in Section 2 herein, Distributor shall, at its own expense, finance appropriate activities which it deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

          1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

          1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Company.

          1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

          1.6 The Company's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

          1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

          1.8 The Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

          1.9 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Company warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Company shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Company, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

          1.10 The Company represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Company with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct in all material respects. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Company may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. If the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Company shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

          1.11 The Company may request Distributor to use an electronic processing system over the internet in which electronically transmitted orders are forwarded electronically for processing by a third party known to the Company under circumstances in which Distributor will not review the orders. Under such circumstances, the Company acknowledges and agrees that it will independently determine that the third party is a satisfactory service provider and that Distributor's review will not be necessary. The Company authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In the absence of willful misfeasance, bad faith or gross negligence or reckless disregard of obligations or duties hereunder on the part of Distributor or any of its officers, directors or employees, the Company agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur (a) arising out of or based upon the electronic processing of orders over the internet; (b) based on any act or omission in the course of, or connected with, rendering services hereunder; (c) based on any representations made herein by the Company; (d) based on any act or omission of any prior Distributor (in its capacity as Distributor or Sub-Administrator), Administrator or Adviser to the Company, including the registration or failure to register any shares of the Company in accordance with state or federal laws or resulting from or relating to any books or records delivered to the Distributor in connection with its responsibilities under this Agreement and occurring prior to the date of this Agreement; or (e) under the Securities Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any prospectus or necessary to make the statements in either thereof not misleading or (iii) any Company advertisement or sales literature that is not in compliance with applicable laws, rules or regulations (including, but not limited to the Conduct Rules of the National Association of Securities Dealers, Inc.); provided, however, that the Company's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus, advertisement or sales literature and in such financial and other statements as are furnished in writing to the Company by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, advertisement or sales literature, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Company's agreement to indemnify Distributor and the Company's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Company or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Company's agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Company being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Company at its principal office in New York, NY and sent to the Company by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Company of any such action shall not relieve the Company from any liability which the Company may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Company's indemnity agreement contained in this paragraph 1.11. The Company will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Company and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Company elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Company does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Company, the Company will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Company's indemnification agreement contained in this paragraph 1.11 and the Company's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

          This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Company agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or Directors in connection with the issue and sale of any Shares.

          1.12 Distributor agrees to indemnify, defend and hold the Company, its several officers and Trustees/Directors (hereinafter referred to as "Directors") and any person who controls the Company within the meaning of
Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any reasonable counsel fees incurred in connection therewith) which the Company, its officers or Directors or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Directors or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Company and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Company required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Company, its officers and Directors, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Company, its officers or Directors, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Company, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Company, its officers or Directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Company, its officers or Directors, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.12.

          1.13 No Shares shall be offered by either Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Company's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Company's prospectus, Declaration of Trust, or Bylaws.

          1.14 The Company agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

                (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

                (c) of the happening of any event that makes untrue any
                    statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                (d) of all action of the Commission with respect to any
                    amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

          1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

          1.16 This Agreement shall be governed by the laws of the State of New York.

          1.17 In the event Distributor purchases the initial shares of the Company for purposes of satisfying the minimum net worth requirements set forth in Section 14 (a) of the 1940 Act, and a notice of termination is subsequently given or this Agreement is otherwise terminated pursuant to Section 6 herein for any reason prior to the time that organizational expenses incurred by the Company have been fully amortized, then the Company shall cause the successor distributor of the shares (the "Successor Distributor") to pay to Distributor, within ten (10) days prior to the termination of this Agreement, an amount of cash that is sufficient to purchase the initial shares that are held by Distributor

          1.18  The Company and Distributor each represents and warrants that
(a) it has adopted a policy for the safeguarding of non-public personal information pertaining to their respective customers and consumers ("Privacy Policy") and (b) its Privacy Policy will, at all times during the term of this Agreement, be in substantial compliance with all applicable statutes, rules and regulations. The Company and Distributor further represent and warrant that (1) each has delivered a copy of its Privacy Policy to the other party and (2) in the event that its Privacy Policy is amended or restated, it will promptly deliver to the other party a copy of the amended and restated Privacy Policy. The Distributor represents and warrants that, in connection with its provision of services hereunder, it will, at all times during the term of this Agreement, be in substantial compliance with the Company's Privacy Policy, as and to the extent the same may be applicable to it in respect of the Company's shareholders and other consumers.

     2.   RESERVED.

     3.   SALE AND PAYMENT.

     Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution Plan for the Funds. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or at net asset value subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (in the case of Shares that are sold with a front-end sales load or Shares that are sold subject to a contingent deferred sales load), "Front-End Load Shares" or "CDSL Shares" and individually as a "Load Share," a "Front-End Load Share" or a "CDSL Share." A Fund that contains Front-End Load Shares shall hereinafter be referred to collectively as "Load Funds" or "Front-End Load Funds" and individually as a "Load Fund" or a "Front-end Load Fund." A Fund that contains CDSL Shares shall hereinafter be referred to collectively as "Load Funds" or "CDSL Funds" and individually as a "Load Fund" or a "CDSL Fund." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

          3.1 Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

          3.2 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. Distributor may retain so much of any sales charge or underwriting discount as is not allowed by Distributor as a concession to dealers.

     4.   PUBLIC OFFERING PRICE.

          The public offering price of a Load Share shall be the net asset value of such Load Share, plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. The net asset value of Shares shall be determined in accordance with the provisions of the Declaration or Trust and Bylaws of the Company and the then-current prospectus of the Load Fund.

     5.   ISSUANCE OF SHARES.

          The Company reserves the right to issue, transfer or sell Load Shares at net asset value (a) in connection with the merger or consolidation of the Company or the Load Fund(s) with any other investment company or the acquisition by the Company or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current prospectus of the Load Fund; and (e) otherwise in accordance with any then-current prospectus of the Load Fund.

     6.   TERM, DURATION AND TERMINATION.

          This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date first written above (or, if a particular Fund is not in existence on such date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and, unless sooner terminated as provided herein, shall continue until August 31, 2002. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) by the vote of a majority of those members of the Company's Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Company's Directors or the vote of a majority of the outstanding voting securities of such Fund. The termination of this Agreement with respect to one Fund or Company shall not result in the termination of this Agreement with respect to any other Fund or Company listed on Schedule A. This Agreement is terminable without penalty, on not less than sixty days' prior written notice, by the Company's Directors, by vote of a majority of the outstanding voting securities of the Company or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

     7.   CERTAIN MATTERS RELATING TO A MASSACHUSETTS BUSINESS TRUST.

          If the Company is a Massachusetts business trust, a copy of the Declaration of Trust is on file with the Secretary of the State of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Directors of the Company as Directors and not individually, and that the obligations of this instrument are not binding upon any of the Directors or shareholders individually, but are binding only upon the assets and property of the Company, and all persons dealing with any class of shares of the Company must look solely to the Company property belonging to such class for the enforcement of any claims against the Company.

     8.   NOTICES.

          Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Company for notice shall be 522 Fifth Avenue, New York, NY 10036, attn: David Wezdenko, with a copy to Joseph J. Bertini, Esq., and the address of the Distributor shall be 3435 Stelzer Road, Columbus, OH 43219.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

                                        UNDISCOVERED MANAGERS FUNDS

                                           By:
                                              ----------------------------------

                                           Title:
                                                 -------------------------------

                                           Date:
                                                --------------------------------


                                        J.P. MORGAN FUND
                                        DISTRIBUTORS, INC.

                                           By:
                                              ----------------------------------

                                           Title:
                                                 -------------------------------

                                           Date:
                                                --------------------------------

                                   SCHEDULE A

                          TO THE DISTRIBUTION AGREEMENT

UNDISCOVERED MANAGERS FUNDS

Undiscovered Managers Behavioral Growth Fund
Undiscovered Managers Behavioral Value Fund
Undiscovered Managers REIT
UM Small Cap Growth

                                      FORM
                                       OF
                             FIRST AMENDMENT TO THE
                             DISTRIBUTION AGREEMENT

     AMENDMENT made as of this ____ day of ___________ , between Undiscovered Managers Funds (the "Trust") and J.P. Morgan Fund Distributors, Inc. ("JPMFD" or the "Distributor"), a Delaware corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, to the Distribution Agreement dated September 1, 2001April 30, 2004, under which JPMFD serves as distributor of the Trust (as amended and in effect on the date hereof, the "Agreement").

     WHEREAS, under the Agreement, JPMFD is designated as the Trust's distributor and performs the distribution services for the Trust that are enumerated in the Agreement;

WHEREAS, each Series of the Trusts listed on Exhibit A (the "Funds") are required to and have established anti-money laundering programs pursuant to Title III of the USA PATRIOT Act for which the Funds' anti-money laundering compliance officer maintains responsibility for implementation and compliance.

     WHEREAS, the Trust is permitted by applicable law to, and wishes to, delegate certain aspects of its anti-money laundering program to JPMFD in order to implement more effective anti-money laundering procedures;

     NOW, THEREFORE, in consideration of the covenants herein contained, the Trust and JPMFD hereby agree as follows:

     1. Each of the Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. Each of the Distributor and the Trust agrees that it will take such further steps, and cooperate with the other, to facilitate such compliance, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Trust, the Trust's compliance officer and the applicable regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor not having a relationship with the Trust.

     2. JPMFD hereby agrees to comply with all applicable laws and regulations relating to anti-money laundering and terrorist financing and with the provisions of the Funds' and JPMFD's anti-money laundering program designed to guard against money laundering activities. In connection with this undertaking, JPMFD will perform on behalf of the Funds an appropriate review of each third-party distributing shares of the Funds. The Funds agree that JPMFD will be provided with prior notice of any changes to the Fund's AML program that materially affects the services to be provided by JPMFD and that JPMFD will not be bound to such changes with respect to their obligations in the Fund's AML program without JPMFD's prior approval, except that such changes will become effective without prior approval if such changes are required of JPMFD, in its role as Funds' distributor by applicable laws and regulations.

     3. JPMFD hereby represents that where it is directly responsible for introducing clients' funds into the Funds it will ensure that such clients are not introduced to the Funds until they have been properly identified and their details verified in accordance with the latest money laundering regulations and guidelines and that they will take all reasonable steps in accordance with such regulations and guidelines to ensure that such funds do not come from any illicit activity.

     4. In the event JPMFD delegates any of its responsibilities to a third party or relies on the performance of a third party to perform any aspect of its anti-money laundering program or any of the responsibilities that are set forth in paragraph 3 herein or elsewhere in this amendment to the Agreement, JPMFD agrees that it will be responsible for the selection of each such third party that is retained by JPMFD (each a "Third Party") and that it will obtain the written agreement of such third parties, which provides that such Third Parties will: (i) comply with applicable laws and regulations relating to anti-money laundering and terrorist financing; (ii) permit inspections and allow access to their records by U.S. authorities; and
          (iii) provide evidence and retain records relating to its review.

     5. JPMFD also agrees that it will maintain sufficient oversight and conduct proper due diligence investigations, as required by applicable law, of any such Third Party, on its own behalf and on behalf of the Funds, in order to reasonably assure that its performance is consistent with its representations under this amendment to the Agreement.

     6.   JPMFD confirms that it promptly will supply the Funds with a copy of
          (i) its anti-money laundering policy and procedures, (ii) the most recent audit report and any further audit reports regarding such policy and procedures as it relates to the Funds, and (iii) such other certifications and representations regarding such policy and procedures as the Trust may from time to time reasonably request. The Funds confirm that they will supply JPMFD with a copy of the Fund's anti-money laundering program and will provide JPMFD with any changes thereto, as set forth in section 2 above.

     7. JPMFD also confirms that, on reasonable request, it will promptly supply the Trust with evidence of the work that it has carried out to fulfill its responsibilities described in the preceding paragraphs.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.


                                            UNDISCOVERED MANAGERS FUNDS


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

ATTEST:                                     Title:
       --------------------                       ------------------------------


                                            J.P. MORGAN FUND DITRIBUTORS, INC.


                                                 By:
                                                    ----------------------------

                                                 Name:
                                                      --------------------------

     ATTEST:                                     Title:
            -------------------                        -------------------------

                                   EXHIBIT A

             TO THE FIRST AMENDMENT TO THE DISTRIBUTION AGREEMENT

UNDISCOVERED MANAGERS FUNDS

Undiscovered Managers Behavioral Growth Fund
Undiscovered Managers Behavioral Value Fund
Undiscovered Managers REIT
UM Small Cap Growth

  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.


UNDISCOVERED MANAGERS FUND



By:
   ---------------------------------

Name:
     -------------------------------

ATTEST:                   Title:
       -----------------        --------------------------------



J.P. MORGAN FUND DITRIBUTORS, INC.

By:
   -------------------------------------

Name:
     -----------------------------------

ATTEST:                   Title:
       ------------------        -----------------------------------

                                      FORM
                                       OF
                             SECOND AMENDMENT TO THE
                             DISTRIBUTION AGREEMENT

     AMENDMENT made as of this ____ day of ___________ , between Undiscovered Managers Funds (the "Trust") and J.P. Morgan Fund Distributors, Inc. ("JPMFD" or the "Distributor"), a Delaware corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, to the Distribution Agreement dated June 29, 2001April 30, 2004, under which JPMFD serves as distributor of the Trust (as amended and in effect on the date hereof, the "Agreement").

     WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust or a Delaware business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, Distributor is acting as the distributor of the shares of beneficial interest ("Shares") of each of the investment portfolios of eachthe Trust set forth in Schedule A (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, in consideration of the covenants herein contained, the Distribution Agreement dated JuneApril 2930, 20014 shall be amended by deleting the first paragraph of Section 3 in its entirety and replacing such paragraph with the following:

     Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee (the "Distribution Fee") paid to the Distributor pursuant to the Distribution Plan for the Funds. The Distribution Fee shall be deemed to have been earned at the time of the initial sale of Shares taken into account in computing the Distribution Fee. The Distributor shall be paid the earned Distribution Fee relating to Class B Shares of the Funds regardless whether such Shares were issued before or after the date hereof and regardless of a termination of the Distributor as principal underwriter of the Shares of the Funds, or any termination of this Agreement other than a complete termination of the Distribution Plan. Notwithstanding anything to the contrary herein, (i) the Distributor shall cease to be paid Distribution Fees relating to the Shares of a Fund upon repurchase by the Fund in connection with a shareholder's redemption of such Shares; and (ii) the Distributor shall no longer be entitled to receive Distribution Fees from a Fund on any Shares sold by the Fund after the Distribution Agreement has been terminated between a Trust and the Distributor. Except as provided by Rule 12b-1 under the 1940 Act and the terms of the Distribution Plan, as concerns continuation of the Distribution Plan and termination of the Distribution Plan under certain circumstances, the relevant Fund's obligation to pay the Distribution Fees to the Distributor, when applicable as provided in this Section 3, shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or at net asset value subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (in the case of Shares that are sold with a front-end sales load or Shares that are sold subject to a contingent deferred sales load), "Front-End Load Shares" or "CDSL Shares" and individually as a "Load Share," a "Front-End Load Share" or a "CDSL Share." A Fund that contains Front-End Load Shares shall hereinafter be referred to collectively as "Load Funds" or "Front-End Load Funds" and individually as a "Load Fund" or a "Front-end Load Fund." A Fund that contains CDSL Shares shall hereinafter be referred to collectively as "Load Funds" or "CDSL Funds" and individually as a "Load Fund" or a "CDSL Fund." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.


                                    UNDISCOVERED MANAGERS FUNDS

                                    By:
                                       -------------------------------------

                                    Name:
                                         -----------------------------------

ATTEST:                             Title:
       ------------------------           ----------------------------------


                                        J.P. MORGAN FUND DITRIBUTORS, INC.


                                        By:
                                           ------------------------------------


                                        Name:
                                             ----------------------------------


     ATTEST:                            Title:
            -----------------------           ----------------------------------

                                   EXHIBIT A

              TO THE SECOND AMENDMENT TO THE DISTRIBUTION AGREEMENT

UNDISCOVERED MANAGERS FUNDS

Undiscovered Managers Behavioral Growth Fund
Undiscovered Managers Behavioral Value Fund
Undiscovered Managers REIT
UM Small Cap Growth